GUARANTY AND COLLATERAL AGREEMENT

dated as of October 3, 2006

among

NET PERCEPTIONS, INC.,

SIG ACQUISITION CORP.

and

THE OTHER PARTIES HERETO,
as Grantors,

and

LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent

This GUARANTY AND COLLATERAL AGREEMENT dated as of October 3, 2006 (this “Agreement”), is entered into among NET PERCEPTIONS, INC., a Delaware corporation (“Parent”), SIG ACQUISITION CORP., a Delaware corporation (“Borrower”), and each other Person signatory hereto as a Grantor (together with Parent, Borrower and any other Person that becomes a party hereto as provided herein, collectively, the “Grantors”) in favor of LASALLE BANK NATIONAL ASSOCIATION, as the administrative agent for the Lenders, as defined in the Credit Agreement (as hereafter defined), party to the Credit Agreement (“Administrative Agent”).

The Lenders have severally agreed to extend credit to Borrower pursuant to the Credit Agreement. Each Grantor (other than Borrower) is an Affiliate of Borrower. Borrower and the other Grantors are engaged in interrelated businesses, and each Grantor will derive substantial direct and indirect benefit from extensions of credit under the Credit Agreement. It is a condition precedent to each Lender’s obligation to extend credit under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to Administrative Agent for the ratable benefit of all the Lenders.

In consideration of the premises and to induce Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to extend credit thereunder, each Grantor hereby agrees with Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1. DEFINITIONS.

1.1 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and unless otherwise defined herein or in the Credit Agreement, terms that are defined in the UCC are used herein as so defined.

1.2 When used herein the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Chattel Paper” means all “chattel paper” as such term is defined in Section 9-102(a)(11) of the UCC and, in any event, including with respect to any Grantor, all Electronic Chattel Paper and Tangible Chattel Paper.

“Collateral” means (a) all of the personal property now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest, including all of each Grantor’s Accounts, Chattel Paper, Commercial Tort Claims described on Schedule 7, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, Supporting Obligations and Identified Claims; (b) all books and records pertaining to any of the foregoing; (c) all Proceeds and products of any of the foregoing; and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

“Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 5, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain all renewals of any of the foregoing.

“Copyright Licenses” means all written agreements naming any Grantor as licensor or licensee, including those listed on Schedule 5, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Agreement” means the Credit Agreement of even date herewith among Borrower, the Lenders and Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

“Fixtures” means all of the following, whether now owned or hereafter acquired by a Grantor: plant fixtures; business fixtures; other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, including with respect to any Grantor, all Payment Intangibles, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder, and (c) all rights of such Grantor to perform and to exercise all remedies thereunder; provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Payment Intangible, contract, agreement, instrument or indenture.

“Guarantors” means the collective reference to each Grantor other than Borrower.

“Identified Claims” means the Commercial Tort Claims described on Schedule 7, as such schedule shall be supplemented from time to time.

“Intellectual Property” means the collective reference to all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than the equity interest of any Foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Issuer” means an issuer of any Investment property.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Parent Entity under the Credit Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of any Parent Entity in respect of Letters of Credit and surety bonds, in each case with respect to the foregoing, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Paid in Full” means (a) the payment in full in cash and performance of all Obligations, (b) the termination of all Commitments, and (c) either (i) the cancellation and return to Administrative Agent of all Letters of Credit or (ii) the cash collateralization of all Letters of Credit in accordance with the Credit Agreement.

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 5.

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including any of the foregoing referred to in Schedule 5, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Equity” means the equity interests listed on Schedule 1, together with any other equity interests, certificates, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that the term “Pledged Equity” shall not include (a) more than sixty-five (65%) of the total combined voting power of all classes of equity interests of any Foreign Subsidiary entitled to vote, and (b) the equity interests of a Foreign Subsidiary that is not a first-tier Foreign Subsidiary.

“Pledged Notes” means all promissory notes, if any, listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Secured Obligations” means, collectively, (a) the Obligations, (b) the Hedging Obligations owing to Lenders (or Affiliates of existing Lenders) under Hedge Agreements, and (c) the Bank Product Obligations owing to Lenders (or Affiliates of existing Lenders) under Bank Product Agreements.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trademark Licenses” means, collectively, each agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 5.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5; and (b) the right to obtain all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect on the Closing Date and from time to time in the State of Ohio, provided that, in the event that, by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction other than the State of Ohio, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy and for the purposes of definitions related to such provisions.

SECTION 2. GUARANTY.

2.1. Guaranty.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guaranties to Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance of the Secured Obligations when the respective parts thereof become due and payable (whether at the stated maturity, by acceleration or otherwise).

(b) Regardless of the duration of time, regardless of whether Borrower may from time to time cease to be indebted to the Lenders and irrespective of any act, omission or course of dealing whatever on the part of Administrative Agent or any Lender, each Guarantor’s liabilities and other obligations under this Agreement shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

(c) No payment made by any Grantor or any other Person, or received or collected by Administrative Agent or any Lender or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment, remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Secured Obligations are Paid in Full.

2.2. Right of Contribution. Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to Administrative Agent and the Lenders, and each Guarantor shall remain liable to Administrative Agent and the Lenders for the full amount of the Secured Obligations.

2.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of Administrative Agent or any Lender against Borrower or any other Guarantor or any Collateral or guaranty or right of offset held by Administrative Agent or any Lender for the payment of the Secured Obligations, nor shall any Guarantor seek, or be entitled to seek, any contribution or reimbursement from Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all of the Secured Obligations are Paid in Full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by such Guarantor in trust for Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Administrative Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as Administrative Agent may determine.

2.4. Limitation of Guaranty. Any term or provision of the Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Secured Obligations for which any Guarantor (other than Parent) shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of title 11 of the United States Code (“the Bankruptcy Code”) or any applicable provisions of comparable state Law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable law, (ii) Section 2.2 of this Guaranty or (iii) any other obligations providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of Borrower of obligations arising under this Guaranty or other guaranties of the obligations by such parties.

2.5. Amendments and Modifications with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by Administrative Agent or any Lender may be rescinded by Administrative Agent or such Lender and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Administrative Agent and the Lenders, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Administrative Agent (or the Required Lenders or all the Lenders, as the case may be) may deem advisable from time to time. Neither Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

2.6. Rights of Administrative Agent and the Lenders with Respect to the Secured Obligations. Administrative Agent and the Lenders may, from time to time, in their sole discretion and without notice to any Guarantor, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations; (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations; (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not Administrative Agent or such Lender shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

2.7. Waivers. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations, and notice of or proof of reliance by Administrative Agent or any Lender upon the guaranty contained in this Section 2, or acceptance of the guaranty contained in this Section 2. The Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between Borrower and any of the Guarantors, on the one hand, and Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been made or consummated in reliance upon the guaranty contained in this Section 2. Each Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower or any of the Guarantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations, and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

2.8. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to Administrative Agent without set-off or counterclaim in Dollars at the office of Administrative Agent specified in the Credit Agreement. Whenever Administrative Agent or any Lender shall credit any payment to the Secured Obligations or any part thereof, whatever the source or form of payment, the credit shall be conditional as to each Guarantor unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, each Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of Collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other Person, each Lender, in each case, may reverse any entry relating thereto on its books and each Guarantor shall remain liable therefor, even if such Lender may no longer have in its possession any instrument evidencing the Secured Obligations to which the payment in question was applied.

2.9. Lenders Have No Duty to Make Advances. Without limiting the obligations of Administrative Agent and the Lenders under the Credit Agreement, no Lender shall at any time be under any duty to any Guarantor to grant any financial accommodation to Borrower, irrespective of any duty or commitment of any of the Lenders to Borrower, or to follow or direct the application of the proceeds of any such financial accommodation.

2.10. Liabilities Survive Guarantor’s Dissolution. Each Guarantor’s liabilities and other obligations under this Agreement shall survive any dissolution of such Guarantor.

2.11. Liabilities Absolute and Unconditional. Each Guarantor’s liabilities and other obligations under this Agreement shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement, instrument or document evidencing the Loans or Letters of Credit or related thereto, the existence of any claim, set-off or other rights that such Guarantor may have against Borrower or any other Person, or any other defense available to such Guarantor in respect of this Agreement (other than the Payment in Full of the Secured Obligations).

SECTION 3. GRANT OF SECURITY INTEREST.

3.1. Grant. Each Grantor hereby assigns and transfers to Administrative Agent, and hereby grants to Administrative Agent, for the ratable benefit of the Lenders and (to the extent provided herein) their Affiliates, a continuing security interest in all of such Grantor’s Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Grantor hereby represents and warrants to Administrative Agent and each Lender that:

4.1. Title; No Other Liens. Except for Liens granted to Administrative Agent, for the benefit of the Lenders, pursuant to this Agreement and otherwise expressly permitted under the Credit Agreement, each Grantor owns all of the Collateral of such Grantor free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral of such Grantor is on file or of record in any public office, except filings evidencing Liens expressly permitted under the Credit Agreement or this Agreement.

4.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 will constitute valid perfected security interests in all of the Collateral in favor of Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from each Grantor, and (b) are prior to all other Liens on the Collateral in existence on the Closing Date except for Liens expressly permitted under the Credit Agreement, for which priority is accorded under applicable law. The filings and other actions specified on Schedule 2 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

4.3. Grantor Information. Schedule 3 sets forth, as of the Closing Date, (a) each Grantor’s jurisdiction of organization, (b) the location of each Grantor’s chief executive office, (c) each Grantor’s exact legal name as it appears on its organizational documents, and (d) each Grantor’s organizational identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number. Each Grantor is in good standing or full force and effect, as the case may be, under the laws of its state of organization or formation, and is duly qualified to do business in each state in which a failure to so qualify would have a Material Adverse Effect.

4.4. Corporate Authority. Each Grantor has full power, authority and legal right to pledge such Grantor’s Collateral, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The officers or members acting on each Grantor’s behalf have been duly authorized to execute and deliver this Agreement. This Agreement is valid and binding upon each Grantor in accordance with the terms hereof.

4.5. No Conflict.  Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by a Grantor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, such Grantor’s organizational documents) or of any other writing binding upon such Grantor in any manner, except for conflicts or violations that would not have a Material Adverse Effect.

4.6. Locations. On the Closing Date, Schedule 4 sets forth (a) each place of business of each Grantor (including its chief executive office), (b) all locations where any Collateral (except for mobile goods and Inventory or Equipment in transit) owned by a Grantor is kept, and (c) whether each such location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral (with an aggregate market value in excess of Seventy-Five Thousand Dollars ($75,000) per location at any one time) is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.

4.7. Certain Property. None of the Grantors own (a) farm products, (b) health care insurance receivables, or (c) vessels or aircraft.

4.8. Investment Property.

(a) The Pledged Equity pledged by each Grantor hereunder constitute all of the issued and outstanding equity interests of each Subsidiary of such Grantor; provided that no Grantor shall be required to pledge (i) more than sixty-five percent (65%) of the total combined voting power of all classes of equity interests of any Foreign Subsidiary entitled to vote, and (ii) equity interests of a Foreign Subsidiary that is not a first-tier Foreign Subsidiary.

(b) All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

(c) Each Grantor is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Equity of such Grantor.

(d) No material consent, license, permit, approval or authorization, filing or declaration with any governmental authority, and no consent of any other Person, is required to be obtained by any Grantor in connection with the pledge of such Grantor’s Pledged Equity hereunder, that has not been obtained or made, and is not in full force and effect.

(e) Each Grantor has the full power, authority and legal right to pledge the Pledged Equity of such Grantor pursuant to the terms of this Agreement.

(f) Each of the Pledged Notes (if any) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its tenor and free from any defense or offset of any kind. Each Grantor has a valid, duly perfected security interest in and lien on all of the property that serves to secure the Pledged Notes. Such Grantor’s security interest constitutes the first and only lien upon such property and, to such Grantor’s knowledge, constitutes the first and only lien upon such property and, to such Grantor’s knowledge, no other party claims to have any right, title or interest of any kind in or to such property other than such Grantor.

(g) Schedule 1 lists all Investment Property owned by each Grantor. Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Liens expressly permitted under the Credit Agreement.

(h) Each Grantor fully anticipates that the Secured Obligations will be repaid without the necessity of selling the Pledged Equity.

4.9. Receivables.

(a) No material amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to Administrative Agent.

(b) No obligor on any Receivable is a governmental authority.

(c) The amounts represented by such Grantor to Administrative Agent and the Lenders from time to time as owing to such Grantor in respect of the Receivables (to the extent such representations are required by any of the Loan Documents) will at all such times be accurate in all material respects.

4.10. Intellectual Property.

(a) Schedule 5 lists all Intellectual Property owned by each Grantor in its own name on the Closing Date that has been registered with the United States Patent and Trademark Office, the United States Copyright Office, any comparable foreign agency, or for which an application for registration is pending at such agencies separately identifying that owned by such Grantor and that licensed to such Grantor.

(b) On the Closing Date, all material Intellectual Property owned by each Guarantor is valid, subsisting, unexpired and enforceable and has not been abandoned.

(c) Except as set forth in Schedule 5, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which any Grantor is the licensor or franchisor.

(d) Each Grantor owns and possesses or has a license or other right to use all of such Grantor’s material Intellectual Property as is necessary for the conduct of the businesses of such Grantor, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect, and no such Intellectual Property has been adjudged invalid or unenforceable.

(e) Each Grantor has used, and shall continue to use, for the duration of this Agreement, proper statutory notice in connection with its use of its Intellectual Property, except where the failure to do so will not have a Material Adverse Effect.

4.11. Depositary and Other Accounts. All depositary and other accounts maintained by each Grantor are described on Schedule 6 hereto, which description includes, for each such account, the name of the Grantor maintaining such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.

4.12. Consideration; Insolvency. Each Grantor has received consideration that is the reasonably equivalent value of the obligations and liabilities that such Grantor has incurred to the Lenders. No Grantor is insolvent, as defined in any applicable state or federal statute, nor will any Grantor be rendered insolvent by the execution and delivery of this Agreement to Administrative Agent or any other documents executed and delivered to Administrative Agent and the Lenders in connection herewith. No Grantor has engaged, nor is any Grantor about to engage, in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Lenders incurred hereunder. No Grantor intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

4.13. No Event of Default. At the execution and delivery hereof, no Event of Default will exist.

SECTION 5. COVENANTS.

Each Grantor covenants and agrees with Administrative Agent and the Lenders that, from and after the Closing Date until the Secured Obligations shall have been Paid in Full:

5.1. Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to Administrative Agent, duly indorsed in a manner reasonably satisfactory to Administrative Agent, to be held as Collateral pursuant to this Agreement. In the event that a Default or an Event of Default shall have occurred and be continuing, upon the request of Administrative Agent, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to Administrative Agent and at such time being held by any Grantor shall be immediately delivered to Administrative Agent, duly indorsed in a manner satisfactory to Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend (if commercially reasonable) such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection therewith as Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to Administrative Agent provided that Administrative Agent shall not request such information more than once (with respect to the same information) during any fiscal year of Borrower unless an Event of Default shall have occurred and be continuing.

(c) At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable Administrative Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto.

5.3. Changes in Locations and Name. Such Grantor shall not do any of the following:

(i) permit any Collateral to be kept at a location other than those listed on Schedule 4;

(ii) change its jurisdiction of organization or the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its legal name, identity or corporate structure;

unless (A) at least thirty (30) days (or fewer days if agreed to in writing by Administrative Agent) prior to the date of occurrence of such action or event, Grantor provides written notice thereof to Administrative Agent, and (B) such Grantor promptly delivers to Administrative Agent (1) all additional financing statements and other documents reasonably requested by Administrative Agent or any Lender to maintain the validity, perfection and priority of the security interests provided for herein, and (2) if applicable, a written supplement to Schedule 4 showing (y) any additional locations at which Inventory or Equipment shall be kept or (z) any changes in any location where Inventory or Equipment shall be kept, in either case, that would require Administrative Agent to take any action to maintain a perfected security interest in such Collateral.

5.4. Insurance. Such Grantor shall at all times maintain insurance upon the Collateral in accordance with Section 10.3(b) of the Credit Agreement.

5.5. Notices. Such Grantor will, in writing, promptly advise Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a) the occurrence and continuation of any Event of Default, or if the Internal Revenue Service alleges the nonpayment or underpayment of any tax by any Grantor; and

(b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereby.

5.6. Transfers, Liens and Modifications Regarding Collateral. No Grantor shall, without Administrative Agent’s prior written consent, except as specifically permitted under the Credit Agreement, (a) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any Lien with respect to any of the Collateral, or any interest therein, or Proceeds, except for the lien and security interest provided for by this Agreement or the Credit Agreement and any security agreement securing only Administrative Agent, for the benefit of the Lenders; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of the Accounts of such Grantor except in the ordinary course of business of such Grantor.

5.7. Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of Administrative Agent and the Lenders, hold the same in trust for Administrative Agent and the Lenders and deliver the same forthwith to Administrative Agent in the exact form received, duly indorsed by such Grantor to Administrative Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if Administrative Agent so requests, signature guarantied, to be held by Administrative Agent, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to Administrative Agent to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of Administrative Agent, be delivered to Administrative Agent to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(b) Without the prior written consent of Administrative Agent (which consent will not unreasonably be withheld), such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, except, in each case, as permitted by the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Liens expressly permitted under the Credit Agreement, or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof, except, with respect to such Investment Property, shareholders’ agreements entered into by such Grantor with respect to Persons in which such Grantor maintains an ownership interest of fifty (50%) or less.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, and (ii) the terms of Sections 7.3(c) and 7.7 shall apply to such Grantor with respect to all actions that may be required of it pursuant to Section 7.3(c) or 7.7 regarding the Investment Property issued by it.

5.8. Receivables.

(a) Other than in the ordinary course of business consistent with its past practice and in amounts which are not material to such Grantor, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable, or (v) amend, supplement or modify any Receivable in any manner that is likely to adversely affect the value thereof.

(b) Such Grantor will deliver to Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than five percent (5%) of the aggregate amount of the then outstanding Receivables for all Grantors.

5.9. Depositary and Other Deposit Accounts. Each Grantor shall maintain all of its principal deposit accounts with Administrative Agent; provided that, notwithstanding the foregoing, Borrower shall be allowed to maintain deposit accounts (each an “Excepted Account”) with banks other than Administrative Agent so long as (a) the aggregate balance in all such deposit accounts shall not exceed Five Hundred Thousand Dollars ($500,000) at any time, or (b) such deposit accounts shall be subject to a daily automatic sweep wherein all deposits are transmitted daily, via wire transfer, to a deposit account maintained with Administrative Agent. No Grantor shall open any depositary or other deposit accounts unless such Grantor shall have given Administrative Agent at least five (5) days prior written notice of its intention to open any such new deposit accounts. The Grantors shall deliver to Administrative Agent a revised version of Schedule 6 showing any changes thereto within ten (10) days of any such change. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains a deposit account to provide Administrative Agent with such information with respect to such deposit account as Administrative Agent may from time to time reasonably request, and each Grantor hereby consents to such information being provided to Administrative Agent. Concurrently with the creation of any such account, each Grantor will cause each financial institution at which such Grantor maintains a depositary or other deposit account (other than an Excepted Account) to enter into a bank agency or other similar agreement with Administrative Agent and such Grantor, in form and substance satisfactory to Administrative Agent, in order to give Administrative Agent “control” (as defined in the UCC) of such account.

5.10. Other Matters.

(a) Prior to the Closing Date, each of the Grantors shall cause to be delivered to Administrative Agent a Collateral Access Agreement with respect to (a) each bailee with which such Grantor keeps Inventory or other assets as of the Closing Date with a fair market value in excess of Fifty Thousand Dollars ($50,000), and (b) each landlord which leases real property (and the accompanying facilities) to any of the Grantors as of the Closing Date. The time period for completing such requirement may be extended or such requirement may be waived at the option of Administrative Agent. If any Grantor shall cause to be delivered Inventory or other property in excess of Fifty Thousand Dollars ($50,000) (in the aggregate) in fair market value to any bailee after the Closing Date, such Grantor shall cause such bailee to sign a Collateral Access Agreement. Such requirement may be waived at the option of Administrative Agent. If any Grantor shall lease any real property or facilities and the value of property of such Grantor located at such leased real property is in excess of Fifty Thousand Dollars ($50,000) (in the aggregate) in fair market value after the Closing Date, such Grantor shall cause the landlord in respect of such leased property or facilities to sign a Collateral Access Agreement. Such requirement may be waived at the option of Administrative Agent.

(b) Each Grantor authorizes Administrative Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” or “all personal property” of each Grantor, or words of similar effect, and that contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, and each Grantor agrees to furnish any such information to Administrative Agent promptly upon request. Any such financing statement, continuation statement or amendment may be filed at any time in any jurisdiction.

(c) Each Grantor shall, at any time and from time and to time, take such steps as Administrative Agent may reasonably request for Administrative Agent (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to Administrative Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Administrative Agent, (ii) to obtain “control” of any letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Administrative Agent, and (iii) otherwise to insure the continued perfection and priority of Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein. If any Grantor shall at any time, acquire a Commercial Tort Claim in excess of Fifty Thousand Dollars ($50,000), such Grantor shall promptly notify Administrative Agent thereof in writing and supplement Schedule 7, therein providing a reasonable description and summary thereof, and, upon delivery thereof to Administrative Agent, such Grantor shall be deemed to thereby grant to Administrative Agent (and such Grantor hereby grants to Administrative Agent) a security interest and lien in and to such Commercial Tort Claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

(d) Without limiting the generality of the foregoing, if any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify Administrative Agent thereof and, at the request of Administrative Agent, shall take such action as Administrative Agent may reasonably request to vest in Administrative Agent “control” under Section 9-105 of the UCC of such Electronic Chattel Paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

5.11. Use of Inventory and Equipment. Until the exercise by Administrative Agent and the Lenders of their rights under this Agreement, each Grantor may (a) retain possession of and use the Inventory and Equipment of such Grantor in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease the Inventory of such Grantor in the ordinary course of business; and (c) use and consume raw materials or supplies, the use and consumption of which are necessary in order to carry on such Grantor’s business.

SECTION 6. DEFAULT. The occurrence of an Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default hereunder.

SECTION 7. REMEDIAL PROVISIONS.

7.1. Certain Matters Relating to Receivables.

(a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as Administrative Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to Administrative Agent to furnish to Administrative Agent reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Administrative Agent if required, in a collateral account maintained under the sole dominion and control of Administrative Agent, subject to withdrawal by Administrative Agent for the account of the Lenders only as provided in Section 7.5, and (ii) until so turned over, shall be held by such Grantor in trust for Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time and from time to time after the occurrence and during the continuance of an Event of Default, at Administrative Agent’s request, each Grantor shall deliver to Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

7.2. Communications with Obligors; Grantors Remain Liable.

(a) Administrative Agent, in its own name or in the name of others, may at any time, after the occurrence and during the continuance of an Event of Default, communicate with obligors under the Receivables to verify with them, to Administrative Agent’s reasonable satisfaction, the existence, amount and terms of any Receivables.

(b) Upon the request of Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to Administrative Agent, for the ratable benefit of the Lenders, and that payments in respect thereof shall be made directly to Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform in all material respects all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Administrative Agent or any Lender of any payment relating thereto, nor shall Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance, or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(d) For the purpose of enabling Administrative Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to Administrative Agent, for the benefit of Administrative Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

7.3. Investment Property.

(a) Unless an Event of Default shall have occurred and be continuing and Administrative Agent shall have given notice to the relevant Grantor of Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing, (i) Administrative Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered, at the option of Administrative Agent, in the name of Administrative Agent or its nominee, and Administrative Agent or its nominee may thereafter exercise (A) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise, and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Administrative Agent may determine), all without liability except to account for property actually received by it; provided that Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option, and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing, and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to the Investment Property directly to Administrative Agent, for the ratable benefit of the Lenders.

7.4. Proceeds to be Turned Over to Administrative Agent. Except as otherwise provided under the Credit Agreement and in addition to the rights of Administrative Agent and the Lenders specified in Section 7.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to Administrative Agent, if required). All Proceeds received by Administrative Agent hereunder shall be held by Administrative Agent in a collateral account maintained under its sole dominion and control. All Proceeds, while held by Administrative Agent in any collateral account (or by such Grantor in trust for Administrative Agent and the Lenders) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 7.5.

7.5. Application of Proceeds. At such intervals as may be agreed upon by Borrower and Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at Administrative Agent’s election, Administrative Agent may apply all or any part of the Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as Administrative Agent shall determine in its discretion. Any part of such funds that Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by Administrative Agent to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. In the absence of a specific determination by Administrative Agent, the Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations shall be applied in the following order:

FIRST, to the payment of all fees, costs, expenses and indemnities of Administrative Agent (in its capacity as such), including Attorney Costs, and any other Obligations owing to Administrative Agent in respect of sums advanced by Administrative Agent to preserve the Collateral or to preserve its security interest for the benefit of the Lenders in the Collateral, until paid in full;

SECOND, to the payment of all fees, costs, expenses and indemnities of the Lenders, pro-rata, until paid in full;

THIRD, to the payment of all of the Obligations (other than Bank Product Obligations and Hedging Obligations) consisting of accrued and unpaid interest and Letter of Credit fees owing to any Lender, pro-rata, until paid in full;

FOURTH, to the payment, pro rata, of all Obligations consisting of principal and unreimbursed Letter of Credit obligations owing to any Lender, for the cash collateralization (by Administrative Agent) of outstanding Letters of Credit, and to the payment of Bank Products Obligations and Hedging Obligations owing to any existing Lender or its Affiliates, until paid in full;

FIFTH, to the payment of all other Secured Obligations owing to each Lender, pro-rata, until paid in full; and

SIXTH, to the payment of any remaining Proceeds, if any, to whomever may be lawfully entitled to receive such amounts.

7.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. In connection with any such public or private sales, each Grantor further agrees, at Administrative Agent’s request, to assemble the Collateral and make it available to Administrative Agent at places which Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Administrative Agent and the Lenders hereunder, including Attorney Costs to the payment in whole or in part of the Secured Obligations, in such order as Administrative Agent may elect, and only after such application and after the payment by Administrative Agent of any other amount required by any provision of law, need Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

7.7. Marketability and Private Sales

(a) Each Grantor recognizes that Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 7.7 valid and binding and in compliance with applicable law.

7.8. Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges that it may acquire under Section 9-626 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations in full and the Attorney Costs of any attorneys employed by Administrative Agent or any Lender to collect such deficiency.

SECTION 8. THE ADMINISTRATIVE AGENT.

8.1. Administrative Agent’s Appointment as Attorney-in-Fact.

(a) Each Grantor hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives Administrative Agent the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Administrative Agent may request to evidence Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 7.6 or 7.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as Administrative Agent shall in its sole discretion determine; (H) vote any right or interest with respect to any Investment Property; (I) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as Administrative Agent may deem appropriate; and (J) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and do, at Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 8.1(a) to the contrary notwithstanding, Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8.2. Duty of Administrative Agent. Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Administrative Agent deals with similar property for its own account. Neither Administrative Agent or any Lender nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Administrative Agent and the Lenders hereunder are solely to protect the interests of Administrative Agent and the Lenders in the Collateral, and shall not impose any duty upon Administrative Agent or any Lender to exercise any such powers. Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder.

8.3. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of Administrative Agent under this Agreement with respect to any action taken by Administrative Agent or the exercise or non-exercise by Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Administrative Agent and the Grantors, Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 9. MISCELLANEOUS.

9.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 15.1 of the Credit Agreement provided, however, that annexes to this Agreement may be supplemented through Joinder Agreements, in substantially the form of Annex I, duly executed by Administrative Agent and each Grantor directly affected thereby.

9.2. Notices. All notices, requests and demands to or upon Administrative Agent or any Grantor hereunder shall be addressed to Borrower and effected in the manner provided for in Section 15.3 of the Credit Agreement. Each Grantor hereby appoints Borrower as its agent to receive notices hereunder provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to Borrower’s notice address set forth in Section 15.3 of the Credit Agreement.

9.3. Indemnification by Grantors. THE GRANTORS, JOINTLY AND SEVERALLY, HEREBY AGREE TO INDEMNIFY, EXONERATE AND HOLD EACH LENDER PARTY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF EQUITY INTERESTS, PURCHASE OF ASSETS (INCLUDING THE RELATED TRANSACTIONS) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY GRANTOR, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY GRANTOR OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES, AND (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH GRANTOR HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES THAT IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 9.3 SHALL SURVIVE REPAYMENT OF ALL (AND SHALL BE) OBLIGATIONS (AND TERMINATION OF ALL COMMITMENTS UNDER THE CREDIT AGREEMENT), ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

9.4. Enforcement Expenses.

(a) Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand each Lender and Administrative Agent for all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred in collecting against any Guarantor under the guaranty contained in Section 2, or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

(b) Each Grantor agrees to pay, and to save Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all (i) stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, and (ii) claims of any kind that, if unpaid, could become a Lien on any of its property; each in accordance with Section 10.4 of the Credit Agreement.

(c) The agreements in this Section 9.4 shall survive repayment of all (and shall be) Obligations (and termination of all commitments under the Credit Agreement), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

9.5. Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

9.6. Nature of Remedies. All obligations of each Grantor and rights of Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.7. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by facsimile of any executed signature page to this Agreement or any other Loan Document shall constitute effective delivery of such signature page.

9.8. Severability. The illegality or unenforceability of any provision of this Agreement, or any instrument or agreement required hereunder, shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.9. Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by any Grantor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Administrative Agent or the Lenders.

9.10. Successors; Assigns. This Agreement shall be binding upon Grantors, the Lenders and Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Grantors, Lenders and Administrative Agent and the successors and assigns of the Lenders and Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Grantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent.

9.11. Set-off. Each Grantor agrees that Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Event of Default exists, Administrative Agent and each Lender may apply to the payment of any Secured Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with Administrative Agent or such Lender.

9.12. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

9.13. Additional Grantors. Each Parent Entity or Company that is required to become a party to this Agreement pursuant to Section 10.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Parent Entity or Company of a joinder agreement in the form of Annex I.

9.14. Releases.

(a) At such time as the Secured Obligations shall have been irrevocably Paid in Full, the Commitments terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Administrative Agent, the Grantors shall have the right to terminate this Agreement. Upon written request of Pledgor and at the expense of the Grantors, Administrative Agent shall execute and deliver to Pledgor all deeds, assignments, and other instruments as may be necessary or proper to release Lender’s security interest in and assignment of the Collateral and to re-vest in Pledgor full title to the Collateral, subject to any disposition thereof that may have been made by Administrative Agent.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of Borrower (so long as no Default or Event of Default shall exist), a Guarantor shall be released from its obligations hereunder in the event that all the equity interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that Borrower shall have delivered to Administrative Agent, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

9.15. Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any Grantor or any other Person against Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Administrative Agent or any Lender against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

9.16. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor or any Issuer for liquidation or reorganization, should Grantor or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s or and Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.17. Governing Law. This Agreement shall be a contract made under and governed by the internal laws of the State of Ohio applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

9.18. Forum Selection; Consent to Jurisdiction. Any litigation based hereon, or arising out of, under, or in connection with this Agreement or any other Loan Document, may be brought and maintained in the courts of the State of New York or the State of Ohio, or in the United States District Court for the Southern District of New York or in the United States District Court for the Northern District of Ohio; provided that nothing in this Agreement shall be deemed or operate to preclude Administrative Agent from bringing suit or taking other legal action in any other jurisdiction. Borrower and each Grantor hereby expressly and irrevocably submit to the jurisdiction of the courts of the State of New York and the State of Ohio and of the United States District Court for the Southern District of New York and in the United States District Court for the Northern District of Ohio for the purpose of any such litigation as set forth above. Borrower and each Grantor further irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York or the State of Ohio. Borrower and each Grantor hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

[signature page[s] follow[s]]

9.19 Waiver of Jury Trial. BORROWER, EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Each of the undersigned has caused this Guaranty and Collateral Agreement to be duly executed and delivered as of the date first above written.

NET PERCEPTIONS, INC.

By:
Name:
Title:

SIG ACQUISITION CORP.

By:
Name:
Title:

CRC WILMINGTON ACQUISITION, LLC

By:
Name:
Title:

1451 BUENA VISTA AVENUE, LLC

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page to
Guaranty and Collateral Agreement

ANNEX I

FORM OF JOINDER TO GUARANTY AND COLLATERAL AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [______] is executed by the undersigned for the benefit of LaSalle Bank National Association, as Administrative Agent (the “Administrative Agent”) in connection with that certain Guaranty and Collateral Agreement dated as of October 3, 2006 among the Grantors party thereto and Administrative Agent (as amended, restated, supplemented or modified from time to time, the “Guaranty and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Collateral Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 9.13 of the Guaranty and Collateral Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1. Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guaranty and Collateral Agreement and agrees that such person or entity is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guaranty and Collateral Agreement, as if it had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby assigns, pledges and grants to Administrative Agent a security interest in all of its right, title and interest in and to the Collateral owned thereby to secure the Obligations.

2. Schedules 1, 2, 3, 4, 5, 6 and 7 of the Guaranty and Collateral Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, 6 and 7 respectively, hereof. Each such Person hereby makes to Administrative Agent the representations and warranties set forth in the Guaranty and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct after giving effect to such amendment to such Schedules.

3. In furtherance of its obligations under Section 5.2 of the Guaranty and Collateral Agreement, each such Person agrees to deliver to Administrative Agent appropriately complete UCC financing statements naming such person or entity as debtor and Administrative Agent as secured party, and describing its Collateral and such other documentation as Administrative Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guaranty and Collateral Agreement, as modified hereby. Each such Person acknowledges the authorizations given to Administrative Agent under the Section 5.10(b) of the Guaranty and Collateral Agreement and otherwise.

4. Each such Person’s address for notices under the Guaranty and Collateral Agreement shall be the address of Borrower set forth in the Credit Agreement and each such Person hereby appoints Borrower as its agent to receive notices hereunder.

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5. This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Collateral Agreement and shall be governed by all the terms and provisions of the Guaranty and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of Administrative Agent’s acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to Administrative Agent.

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